Exhibit 21
Subsidiaries of
Manitowoc Foodservice, Inc.

1	Appliance Scientific, Inc.	(Delaware)
2	Beleggingsmaatsch appli Interbu BV	(Netherlands)
3	Berisford (UK) Ltd.	(United Kingdom)
4	Berisford Bristar (Investments) Limited	(United Kingdom)
5	Berisford Bristar Limited.	(United Kingdom)
6	Berisford Capital Corporation	(New York)
7	Berisford Charter Residential Limited	(United Kingdom)
8	Berisford Holdings Inc.	(Delaware)
9	Berisford Holdings Limited	(United Kingdom)
10	Berisford Inc.	(Delaware)
11	Berisford Industries Limited	(United Kingdom)
12	Berisford Limited	(United Kingdom)
13	Berisford Metals Corporation	(Delaware)
14	Berisford Properties (USA) Ltd.	(Delaware)
15	Berisford Property Development (USA) Ltd.	(New York)
16	Berisford Treasury Limited	(United Kingdom)
17	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
18	Charles Needham Industries Inc.	(Texas)
19	Cleveland Range Ltd.	(Canada)
20	Cleveland Range, LLC	(Delaware)
21	Convotherm Elecktrogerate GmbH	(Germany)
22	Convotherm India Private Limited	(India)
23	Convotherm Limited	(United Kingdom)
24	Convotherm Singapore PTE LTD	(Singapore)
25	Cranehearth Limited	(United Kingdom)
26	Cross Lane Holdings Ltd.	(Channel Islands)
27	Delfield Company, LLC, The	(Delaware)
28	DRI Holding Company, LP	(Delaware)
29	Ecclesfield Properties Limited.	(United Kingdom)
30	Elvadene Limited	(United Kingdom)
31	Enodicom Limited	(United Kingdom)
32	Enodicom Number 2 Limited	(United Kingdom)
33	Enodis Clifton Park Ltd.	(United Kingdom)
34	Enodis Corporation	(Delaware)
35	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
36	Enodis France S.A.	(France)
37	Enodis Group Holdings, US Inc.	(Delaware)
38	Enodis Group Italian Branch	(Italy)
39	Enodis Group Limited.	(United Kingdom)
40	Enodis Hanover	(United Kingdom)
41	Enodis Holding Deutschland GmbH	(Germany)
42	Enodis Holdings Inc.	(Delaware)
43	Enodis Holdings Limited	(United Kingdom)

44	Enodis Industrial Holdings Limited	(United Kingdom)
45	Enodis International Ltd.	(United Kingdom)
46	Enodis Investments Ltd.	(United Kingdom)
47	Enodis Maple Leaf Ltd.	(United Kingdom)
48	Enodis Nederland B.V.	(Netherlands)
49	Enodis Oxford	(United Kingdom)
50	Enodis Property Development Limited	(United Kingdom)
51	Enodis Property Group Limited	(United Kingdom)
52	Enodis Regent	(United Kingdom)
53	Enodis Strand Ltd.	(United Kingdom)
54	Enodis Technology Center, Inc.	(Delaware)
55	Erlanger Minerals and Metals, Inc.	(Delaware)
56	Fabristeel (M) Sdn Bhd	(Malaysia)